UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 18, 2006


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                             93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                            52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated January 18, 2006 with respect to the Company's financial results for the quarter ended December 31, 2005.

Item 2.02.   Results of Operations and Financial Condition.

     On January 18, 2006, Heartland Express, Inc. announced its financial results for the quarter ended December 31, 2005. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                             HEARTLAND EXPRESS, INC.

Date: January 18, 2006                                 BY:/s/ John P. Cosaert
                                                       ----------------------
                                                       JOHN P. COSAERT
                                                       Vice-President
                                                       Finance and Treasurer

                                Exhibit No. 99.1

Wednesday, January 18, 2006, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Fourth Quarter of 2005.

CORALVILLE, IOWA - January 18, 2006 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended December 31, 2005. Operating revenues for the quarter increased 17.3% to $140.1 million from $119.4 million in the fourth quarter of 2004. Net income increased 30.7% to $21.6 million from $16.6 million in the 2004 period. Earnings per share were $0.29 compared to $0.22 for the fourth quarter of 2004.

For the twelve month period, operating revenues increased 14.6% to $523.8 million from $457.1 million during the same period in 2004. Net income increased 15.1% to $71.9 million from $62.4 million in the 2004 period. Earnings per share were $0.97 compared with $0.83 for the 2004 period.

Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 77.6% and a 15.5% net margin in the fourth quarter of 2005 and an 80.1% operating ratio and a 13.7% net margin for the twelve months ended December 31, 2005. Operating results for the fourth quarter were favorably impacted by gains primarily from the trade of revenue equipment. Gains from the trade of revenue equipment are being recognized in compliance with Statement of Financial Accounting Standards No. 153, "Accounting for Non-monetary Transactions", which became effective July 1, 2005. In addition, the fourth quarter operating results were negatively impacted by record high diesel prices which have continued throughout the quarter.

The Company ended the year with cash, cash equivalents, and short-term investments of $287.6 million, a $29.3 million increase from the $258.3 million reported on December 31, 2004. Total assets increased to $573.5 million in 2005 from $517.0 million reported in 2004. The Company's balance sheet continues to be debt-free.

The limited availability of experienced drivers continues to challenge the trucking industry. The Company recently announced a driver pay increase for the third consecutive year. Our most senior and experienced company drivers will be earning $0.50 per mile while our owner-operators will be earning a base rate of $0.95 per mile by the end of 2006 with the implementation of the latest pay increase. Heartland Express hires only safe, experienced drivers who understand the importance of customer service and is committed to compensating them accordingly.

The Company is continuing the replacement of its entire tractor fleet. The Company took delivery of 1,000 new Internationals this year including 400 in the fourth quarter. The fleet replacement is approximately 70% completed and is scheduled to be completed by December 31, 2006. In addition, the Company took delivery of 1,000 new Wabash trailers during this year including 300 in the fourth quarter.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $1.5 million at the rate of $0.02 per share was paid on January 3, 2006 to shareholders of record at the close of business on December 22, 2005. The Company has now paid quarterly dividends of $12.9 million over the past ten consecutive quarters.

The Company's outstanding common stock has decreased to 73.8 million shares from
75.0 million at the end of 2004 as a result of the  repurchase of  approximately
1.2 million shares of its outstanding common stock during the year.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                           John Cosaert or Mike Gerdin
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                                  Three months ended              Twelve months ended
                                                      December 31,                    December 31,

                                                 2005             2004            2005            2004
                                                 ----             ----            ----            ----

OPERATING REVENUE .......................   $ 140,054,233    $ 119,438,580   $ 523,792,749   $ 457,086,311
                                            -------------    -------------   -------------   -------------

OPERATING EXPENSES:

   Salaries, wages, benefits ............   $  42,987,612    $  38,341,494   $ 174,180,077   $ 157,505,082

   Rent and purchased transportation ....       6,630,551        8,137,147      29,634,983      36,757,494

   Operations and maintenance ...........      40,047,536       27,248,171     138,513,070      96,202,224

   Taxes and licenses ...................       2,463,155        2,357,922       8,968,438       8,996,380

   Insurance and claims .................       6,120,903        6,089,455      17,938,169      16,544,050

   Communications and utilities .........         958,068          839,546       3,554,328       3,668,494

   Depreciation .........................      10,967,602        8,413,915      38,228,332      29,628,157

   Other operating expenses (income), net      (1,553,200)       3,390,173       8,664,039      14,226,244
                                            -------------    -------------   -------------   -------------

                                              108,622,227       94,817,823     419,681,436     363,528,125
                                            -------------    -------------   -------------   -------------

               Operating income .........      31,432,006       24,620,757     104,111,313      93,558,186

   Interest income ......................       2,119,595        1,046,434       7,372,543       3,070,956
                                            -------------    -------------   -------------   -------------

   Income before income taxes ...........      33,551,601       25,667,191     111,483,856      96,629,142

   Federal and state income taxes .......      11,912,143        9,111,854      39,578,094      34,182,554
                                            -------------    -------------   -------------   -------------

   Net income ...........................   $  21,639,458    $  16,555,337   $  71,905,762   $  62,446,588
                                            =============    =============   =============   =============

   Earnings per common share:

       Earnings per share ...............   $        0.29    $        0.22   $        0.97   $        0.83
                                            =============    =============   =============   =============

   Weighted average shares
   outstanding ..........................      73,821,500       75,000,000      74,343,969      75,000,000
                                            =============    =============   =============   =============

   Dividends declared per share .........   $       0.020    $       0.020   $       0.080   $       0.067
                                            =============    =============   =============   =============



                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS
                                                  December 31,     December 31,
                                                      2005             2004
                                                 -------------    -------------

CURRENT ASSETS

     Cash and cash equivalents ...............   $   5,366,929    $   1,610,543
     Short-term investments ..................     282,255,377      256,727,782
     Trade receivables .......................      42,860,411       37,102,813
     Prepaid tires ...........................       3,998,430        2,692,090
     Deferred income taxes ...................      28,721,000       24,964,000
     Other prepaid expenses ..................         304,666          158,267
                                                 -------------    -------------
                  Total current assets .......     363,506,813      323,255,495
                                                 -------------    -------------

PROPERTY AND EQUIPMENT .......................     281,710,956      253,648,785
     Less accumulated depreciation ...........      81,204,416       68,973,751
                                                 -------------    -------------
                                                   200,506,540      184,675,034
                                                 -------------    -------------
OTHER ASSETS .................................       9,494,572        9,081,322
                                                 -------------    -------------
                                                 $ 573,507,925    $ 517,011,851
                                                 =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable & accrued liabilities ..   $  10,572,525    $   9,722,099
     Accrued expenses ........................      73,606,801       63,142,908
     Income taxes payable ....................       8,064,947        7,918,914
                                                 -------------    -------------
             Total current liabilities .......      92,244,273       80,783,921
                                                 -------------    -------------


DEFERRED INCOME TAXES ........................      48,012,000       46,885,000
                                                 -------------    -------------


COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY
     Capital stock: Common, $.01 par value;
     authorized 395,000,000 shares; issued and
     outstanding 73,821,500 and 75,000,000 ...         738,215          750,000
     Additional paid-in capital ..............            --          8,510,305
     Retained earnings .......................     432,952,138      380,906,884
                                                 -------------    -------------
                                                   433,690,353      390,167,189
     Less unearned compensation ..............        (438,701)        (824,259)
                                                 -------------    -------------
                                                   433,251,652      389,342,930
                                                 -------------    -------------
                                                 $ 573,507,925    $ 517,011,851
                                                 =============    =============

